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                                                                 EXHIBIT 10.3



                 NONCOMPETITION AND NONSOLICITATION AGREEMENT
                 --------------------------------------------

     THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT (the "Agreement") between D.E. Frey & Company, Inc. ("Frey"), a Delaware corporation, and Paul L. Hocevar ("Employee"), is dated this _________ day of September, 1999.

                                  WITNESSETH:

     WHEREAS, Employee has been and is presently employed by Frey; and

     WHEREAS, Frey proposes to effect a recapitalization of its business, in light of which both Frey and Employee have an interest in entering into an agreement reflecting their respective obligations to one another in the event of termination of their employment relationship during the Term (defined below), and the other matters set forth below.

     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Frey and Employee hereby agree as follows:

     1.   Term; Condition Precedent.
          -------------------------

          1.1  The Term.  The term of this Agreement shall be the thirty-month
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period that commences on the date of closing of a firm commitment underwritten public offering of shares of common stock of Frey in which the aggregate gross proceeds to Frey from such offering shall be approximately $10,000,000 to $14,000,000 (the "Term"), and which shall have occurred on or before (an "IPO Closing").

          1.2  The Condition Precedent.  The obligations of Frey and Employee
               -----------------------
under this Agreement shall be subject to an IPO Closing. In the event that an IPO Closing does not occur on or before, this Agreement shall be null and void, and shall have no further force or effect.

     2.   Definition of "Frey".
          --------------------

     For purposes of subsection 4.2, subsection 4.3 and subsection 4.4 hereof, "Frey" shall include any subsidiaries of Frey (whether existing currently or in the future), any parent corporation of Frey and any business ventures in which Frey, its subsidiaries or its parent corporation may participate (whether existing currently or in the future) (Frey, any direct or
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indirect subsidiary thereof and any parent corporation thereof, may hereinafter be referred to as a "Frey Group Entity").

     3.   Termination of Employment Relationship; Effect of Termination of
          ----------------------------------------------------------------
          Employment Relationship; Notice of Termination; Termination Payments;
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          Cause.
          -----

          3.1  Termination of Employment Relationship.  Pursuant to this
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Agreement, the employment relationship between Frey and Employee may be terminated by either party.

               3.1.1  Termination by Frey.  With or without Cause (as defined
                      -------------------
below), Frey may terminate the employment of Employee at any time during the Term upon giving Notice of Termination (as defined below).

               3.1.2  Termination by Employee.  Employee may Employee's
                      -----------------------
employment at any time, for any reason, upon giving Notice of Termination.

               3.1.3  Automatic Termination.  This Agreement and Employee's
                      ---------------------
employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total disability" as used herein shall mean Employee's inability to perform the duties normally performed in Employee's employment with Frey for a period or periods aggregating 90 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Board of Directors of Frey. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by the Board of Directors of Frey of Employee's total disability, as defined above.

          3.2  Effect of Termination of Employment Relationship.  The provisions
               ------------------------------------------------
of Section 3 hereof shall survive the termination of Employee's employment for any and all of the period from Employee's employment termination date until the end of the Term, except that (a) the provisions of subsections 4.2 and 4.3 shall not survive Frey's termination of Employee's employment without Cause, as defined below, and (b) the provisions of subsection 4.5 shall survive the termination of Employee's employment and the end of the Term. The provisions of
Section 8 hereof shall survive the termination of Employee's employment and the end of the Term.

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          3.3  Notice of Termination.  The term "Notice of Termination" shall
               ---------------------
mean at least 14 days' written notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that Frey may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of Employee's duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 14 day period expires.

          3.4  Termination Payments.  In the event of termination of the
               --------------------
employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Subsection 3.4.

               3.4.1  Termination by Frey. If Frey terminates Employee's
                      -------------------
employment without Cause during the Term, Employee shall be entitled to receive
(a) termination payments equal to the lesser of (i) three months' annual base salary, or (ii) the annual base salary Employee would have received if Employee's employment hereunder had continued until the end of the term, and (b) any unpaid annual base salary which has accrued for services already performed as of the date termination of Employee' employment becomes effective. If Employee is terminated by Frey for Cause, Employee shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (b) above.

               3.4.2  Termination by Employee. In the case of the termination of
                      -----------------------
Employee's employment by Employee, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of subsection 3.4.1.

               3.4.3  Termination after the End of the Term.  In the case of a
                      -------------------------------------
termination of Employee's employment after the end of the Term, Employee shall not be entitled to receive any payments hereunder, other than those set forth in clause (b) of subsection 3.4.1.

               3.4.4  Payment Schedule.  All payments under this subsection 3.4
                      ----------------
shall be made to Employee at the same intervals as payments of salary were made to Employee immediately prior to termination.

          3.5  Cause.  Wherever reference is made in this Agreement to
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termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:

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     (a)  Failure or refusal to carry out the lawful duties normally performed in Employee's position with Frey or any lawful directions of the Board of Directors of Frey;

     (b) Except by reason of death or disability, failure by Employee in any material respect to devote Employee's full business attention and time to the business and affairs of Frey or to use Employee's reasonable best efforts to perform his or her professional or job responsibilities in a professional manner;

     (c) The rendering of any business, commercial or professional services to any other firm or business without the prior written consent of Frey;

     (d) Temporary loss (for a period of at least 90 days) or permanent loss of Employee's license or other such qualification or authorization to do business, or Employee's causing Frey or any other Frey Group Entity (as defined in Section
2) to so lose (or to be declined in an application or notice to acquire) a license or such other qualification or authorization to do business that is material to Frey or any other Frey Group Entity, provided that whether a license or other qualification or authorization to do business is material to Frey shall be determined by the Board of Directors of Frey and such determination shall be binding on the parties hereto;

     (e) Conviction of or entry of a plea of nolo contendere by Employee in a proceeding alleging violation by Employee of a state or federal criminal law involving the commission of a crime against Frey or any other Frey Group Entity, or a felony;

     (f) Current use by Employee of illegal substances; deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent Frey with the public; any act or omission by Employee which substantially impairs the business, good will or reputation of Frey or any other Frey Group Entity; or any other misconduct; or

     (g)  Any other material violation of any provision of this Agreement.

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     4.   Applicability and Scope of Noncompetition, Nonsolicitation,
          -----------------------------------------------------------
          Nondisparagement, and Nondisclosure and Return of Materials
          -----------------------------------------------------------
          Provisions; Equitable Relief; Effect of Violation.
          -------------------------------------------------

          4.1.  Applicability.  If Employee's employment with Frey terminates
                -------------
for any reason during the Term, Employee's obligations under this Section 4 shall continue in full force and effect until the end of the Term, except that in the event of Frey's termination of Employee's employment without Cause, as defined above, the Employee's obligations under subsections 4.2 and 4.3 shall terminate.

          4.2.  Scope of Noncompetition.  Employee agrees that Employee will
                -----------------------
not, directly or indirectly, during Employee's employment and, if Employee's employment terminates before the end of the Term, the remaining period of time until the end of the Term, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any organization which, by reason of its activities as a broker, dealer, investment advisor, investment company, underwriter or related business, is subject to regulation by the Securities and Exchange Commission and which conducts business in any state or province in which Frey conducts business (a "Competitor"). Employee shall be deemed to be related to or connected with a Competitor if such Competitor is (a) a partnership in which Employee is a general or limited partner, member or employee, (b) a corporation, limited liability company or association of which Employee s a shareholder, member, officer, manager, employee or director, or (c) a partnership, corporation, limited liability company or association of which Employee is a consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held corporation, if Employee has no other relationship with such corporation.

          4.3   Scope of Nonsolicitation.  Employee shall not directly or
                ------------------------
indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Frey to cease his or her relationship with Frey or solicit, influence, entice or in any way divert any client, customer, distributor, partner, joint venturer, supplier or service provider of Frey to do business or in any way become associated with any Competitor. This subsection
4.3 shall apply during the time period and geographical area described in subsection 4.2 hereof.

          4.4.  Nondisparagement.  Employee agrees that Employee will not at any
                ----------------
time before the end of the Term make any statements that disparage Frey, its directors, officers,

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employees and representatives or that damage the reputation or goodwill of Frey.

          4.5.  Nondisclosure and Return of Materials.  During the term of
                -------------------------------------
Employee's employment by Frey and following termination of such employment, Employee will not disclose (except as required by Employee's duties to Frey), any concept, design, process, technology, trade secret, customer list, plan, embodiment, or invention, any other intellectual property or any other confidential information, whether patentable or not, of any Frey Group Entity of which Employee becomes informed or aware during Employee's employment, whether or not developed by Employee. In the event of the termination of Employee's employment with Frey, Employee will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Frey which pertain to Employee's employment with Frey or to any intellectual property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

          4.6.  Equitable Relief.  Employee acknowledges that the provisions of
                ----------------
this Section 4 are essential to Frey, that Frey would not enter into this Agreement if it did not include this Section 4 and that damages sustained by Frey as a result of a breach of this Section 4 cannot be adequately remedied by damages, and Employee agrees that Frey, notwithstanding any other provision of this Agreement, including, without limitation, Section 8 hereof, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this
Section 4.

          4.7.  Effect of Violation.  Employee and Frey acknowledge and agree
                -------------------
that additional consideration has been given for Employee entering into this
Section 4, such additional consideration including, without limitation, certain provisions for termination payments pursuant to Section 3 of this Agreement. Violation by Employee of this Section 4 shall relieve Frey of any obligation it may have to make such termination payments, but shall not relieve Employee of Employee's obligations under this Section 4.

     5.   Form of Notice.
          --------------

     All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

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     If to Employee:  Paul L. Hocevar

     If to Frey:      D.E. Frey & Company, Inc.
                      Attn: General Counsel
                      1700 Lincoln Street, Suite 2200
                      Denver, Colorado 80203


     If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

     6.  Assignment.
         -----------

     This Agreement is personal to Employee and shall not be assignable by Employee. Frey may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Frey is a party,
(b) any parent corporation of Frey whether existing currently or in the future, or (c) any corporation, partnership, association or other person to which Frey may transfer all or substantially all of the assets and business of Frey existing at such time. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     7.  Waivers.
         -------

     No delay or failure by any party hereto in exercising, protecting or enforcing any of his, her or its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

     8.  Arbitration.
         -----------

     Subject to the provisions of subsection 4.6 hereof, any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by final and binding arbitration in accordance with the rules, constitutions, or bylaws of the National Association

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of Securities Dealers, Inc., as may be amended from time to time. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The provisions of this Section 8 continue in effect for any and all covered controversies or claims, whether before or after the end of the Term.

     9.  Amendments in Writing.
         ---------------------

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Frey and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Frey and Employee.

     10. Applicable Law.
         ---------------

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to any rules governing conflicts of laws.

     11. Severability.
         ------------

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

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     12.  Headings.
          --------

     All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

     13.  Counterparts.
          ------------

     This Agreement, and any amendment or modification entered into pursuant to
Section 8 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     14.  Integration.
          -----------

     Except as set forth in the following sentence, this Agreement on and as of the date of the commencement of the Term shall constitute the entire agreement between Frey and Employee with respect to the subject matter hereof and all oral or written communications, understandings or agreements between Frey and Employee prior or contemporaneous to the commencement of the Term with respect to such subject matter shall be hereby, as of the commencement of the Term, superseded and nullified in their entireties. Notwithstanding the foregoing sentence, this Agreement supplements and does not supersede any previously executed, written employment agreement between Frey and Employee that may be currently in effect; to the extent of any inconsistency or conflict between the terms of this Agreement and the terms of any such previously executed employment agreement, the terms of this Agreement shall, as of the commencement of the Term, control and govern.

     IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                              EMPLOYEE:



                              _________________________________________
                              Paul L. Hocevar

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                              D.E. FREY & COMPANY, INC.



                         By:  _________________________________________

                         Its: _________________________________________

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